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                                                                  Exhibit 10(m)








                           DEFERRED COMPENSATION PLAN

                     FOR NON-EMPLOYEE DIRECTORS OF TRW INC.







                                  July 1, 1997





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                           DEFERRED COMPENSATION PLAN
                     FOR NON-EMPLOYEE DIRECTORS OF TRW INC.
                     --------------------------------------



                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

         Section 1.    Effective Date.................................    1

         Section 2.    Purpose........................................    1

         Section 3.    Eligibility....................................    1

         Section 4.    Administration.................................    1

         Section 5.    Deferral of Compensation.......................    2

         Section 6.    Deferred Compensation Account..................    3

         Section 7.    Hypothetical Investments.......................    3

         Section 8.    Value of Deferred Compensation Accounts........    4

         Section 9.    Effect of Deferral Elections...................    5

         Section 10.   Distribution of Account Funds..................    5

         Section 11.   Acceleration of Account Distribution
                       Due to Unforeseeable Emergency.................    6

         Section 12.   Death of Eligible Director;
                       Distribution of Account Balance................    7

         Section 13.   Eligible Directors' Rights Unsecured...........    7

         Section 14.   Assignability..................................    7

         Section 15.   Amendment......................................    8


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Section 1.        Effective Date.
----------        ---------------

         The effective date of the Deferred Compensation Plan for Non-Employee Directors of TRW Inc. (the "Plan") is July 1, 1997 (the "Effective Date").

Section 2.        Purpose.
----------        --------

         The purposes of the Plan are to align a significant portion of Director compensation with creating and sustaining shareholder value and to attract and retain a diverse and truly superior Board of Directors. The Plan is intended to serve as the mechanism that will allow each eligible Director to defer all or a portion of the compensation otherwise payable to him or her for his or her services to TRW Inc. (the "Company").

Section 3.        Eligibility.
----------        ------------

         Each Director of the Company who is not an employee of the Company or of one of its subsidiaries shall be eligible to, and shall participate in, the Plan (the "Eligible Director"). Following the Effective Date of the Plan, (i) a non-employee Director will be deemed an Eligible Director as of the effective date of his or her election as a Director of the Company, and (ii) an employee Director will be deemed an Eligible Director as of the date he or she ceases to be an employee of the Company or of one of its subsidiaries but continues to be a Director, in accordance with the provisions of the Directors' retirement policy as amended from time to time. Eligibility to receive and defer compensation pursuant to this Plan will cease upon the earlier of the Eligible Director's termination of service as a Director of the Company or of his or her death.

Section 4.        Administration.
----------        ---------------

         The Plan shall be administered by a committee (the "Committee") consisting of the following three officers of the Company: the Executive Vice President and Chief Financial Officer, the Executive Vice President and General Counsel, and the Executive Vice President of Human Resources. The Committee shall have the power

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to (i) determine all questions of fact or interpretation regarding Plan provisions; (ii) adopt rules, regulations and procedures deemed necessary and appropriate to carry out the Plan's operation; and (iii) maintain or cause to be maintained necessary and appropriate records. The Committee's determinations on questions of fact or interpretation of Plan provisions will be binding on all parties.

         The Committee may delegate its authority to carry out specific responsibilities given to it under the Plan.

Section 5.        Deferral of Compensation.
----------        -------------------------

       (a) Automatic Deferral. One-half (50 percent) of the annual retainer, exclusive of any retainer paid for chairing a Committee of the Directors, (the "Base Annual Retainer") otherwise payable by the Company to an Eligible Director for his or her services to the Company on or after the Effective Date, will be automatically deferred (the "Automatic Deferral") under the Plan.

        (b) Elective Deferral. In addition to the Automatic Deferral described above, an Eligible Director may elect to defer (the "Elective Deferral") all or a portion of the remaining 50 percent of his or her Base Annual Retainer, expressed either as a dollar amount or as a percentage, and any retainer that he or she may receive for chairing one of the Commitees of the Directors of the Company (together, the "Available Retainer").

         For 1997, an Eligible Director may elect to defer all or any portion of the Available Retainer for services to be performed on or after the Effective Date, by completing a deferral election form prescribed by the Secretary of the Company (the "Secretary") and returning it to the Secretary by June 30, 1997. An Eligible Director who (i) is elected a Director of the Company following the Effective Date of the Plan or (ii) ceases to be an employee of the Company or one of its subsidiaries but continues to be a Director may choose to defer all or any portion of the Available Retainer for his or her subsequent services to the Company, provided that the prescribed deferral election form is delivered to the Secretary within 30 days after the

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effective date of the Eligible Director's (i) election as a Director of the
Company or (ii) change in employment status.

         For years subsequent to 1997, an Eligible Director who elects to defer all or a portion of the Available Retainer must execute the prescribed election form and deliver it to the Secretary prior to the first day of the calendar year for which the election is to be effective.

Section 6.        Deferred Compensation Account.
----------        ------------------------------

         The Company shall establish a deferred compensation account (the "Account") for each Eligible Director that will set forth both the value of the Automatic Deferral and the Elective Deferral, if any. As of the date compensation would have been paid to the Eligible Director if it had not been either automatically or electively deferred, the Company shall credit his or her Account with the dollar amount of the deferred compensation.

Section 7.        Hypothetical Investments.
----------        -------------------------

         The Automatic Deferral portion of the Eligible Director's Account will be credited with the amount that portion of the Account would have earned based on the performance of the TRW Stock Fund of The TRW Employee Stock Ownership and Stock Savings Plan (the "Stock Savings Plan"), had that portion of the Account actually been invested in the TRW Stock Fund.

         The Elective Deferral portion of the Eligible Director's Account will be credited with the amount that portion of the Account would have earned based on the Eligible Director's election to allocate his or her Elective Deferral portion to one or more of the following funds established under the Stock Savings Plan:

         (a)      Bond Index Fund;

         (b)      Equity Fund;

         (c)      Insured Return Fund;

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         (d)      Small Company Equity Fund; or

         (e)      TRW Stock Fund.

Allocation of the Elective Deferral portion of the Eligible Director's Account to any of the investment funds set forth above must be made in increments of 25 percent. The Eligible Director's allocation choices shall be implemented as soon as administratively feasible, in the sole discretion of the Committee.

         Subject to any restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934, the Eligible Director may, at any time, (i) change his or her allocation choices with respect to future Elective Deferrals or (ii) reallocate the hypothetical investment earnings in the existing Elective Deferral portion of his or her Account. Changes or reallocations so made must also be in increments of 25 percent.

         Notwithstanding the foregoing provisions of this Section, the Committee shall have the right to substitute from time to time, without adversely affecting existing accruals in the Eligible Directors' Accounts, other fund choices for the Elective Deferral portion of the Accounts.

         Hypothetical investment earnings shall continue to accrue until the Eligible Director's Account is fully distributed.

Section 8.        Value of Deferred Compensation Accounts.
----------        ----------------------------------------

         The value of each Eligible Director's Account shall reflect all amounts deferred, including gains and losses from the hypothetical investments, and shall be determined on the last day of each month (the "Valuation Date"). The value of hypothetical investments in the Stock Savings Plan shall be based upon the valuation date under the Stock Savings Plan coincident with or immediately preceding such Valuation Dates.


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         The amount in an Eligible Director's Account as of each Valuation Date that has not been previously deemed invested shall be deemed invested in a hypothetical investment on such date, based on the value of the hypothetical investment on such date.

Section 9.       Effect of Deferral Elections.
----------       -----------------------------

         Deferral elections, expressed either as a dollar amount or as a percentage, made under this Plan with respect to any calendar year may not be amended or revoked after the beginning of the calendar year with respect to compensation to be received for services performed during that calendar year.

Section 10.      Distribution of Account Funds.
-----------      ------------------------------

         No distributions may be made from an Eligible Director's Account, except as provided in this Section and Sections 11 and 12.

         (a) Automatic Deferral Portion. Automatic Deferral amounts and the relevant hypothetical investment earnings credited to an Account shall be distributed, beginning as soon as practicable, after the Eligible Director ceases to hold office as a Director of the Company. The distribution shall be made in shares of TRW Common Stock, valued at the fair market value of a share of TRW Common Stock on the date of distribution. The Eligible Director may choose to take distribution of this portion of his or her Account as follows:

         (1) as a single payment, with any fractional shares being paid in cash; or

         (2) in regular installments (monthly, quarterly or annually) payable over a period not to exceed 10 years, with fractional shares paid in cash at the time of the final installment payment.

         (b) Elective Deferral Portion. Elective Deferral amounts and the relevant hypothetical investment earnings credited to an Account shall be distributed in accordance with the instructions given to the Secretary by the Eligible Director at

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the time of his or her election to defer all or a portion of the Available
Retainer and may begin as of:

         (1) the date the Eligible Director ceases to hold office as a Director of the Company;

         (2) the date the Eligible Director reaches an age at which he or she may earn unlimited amounts without penalty under the Social Security Act and the regulations promulgated thereunder; or

         (3) such other date specified by the Eligible Director on the election form (at least two years from the date deferral of compensation begins).

Distribution of Account funds may be made as a single payment or in regular installments (monthly, quarterly or annually) over a period of not more than 10 years. The Eligible Director may change his or her Elective Deferral distribution instructions by subsequent written notice to the Secretary. Distribution of amounts allocated to the TRW Stock Fund will be paid in whole shares of TRW Common Stock, valued at the fair market value of a share of TRW Common Stock on the date of distribution. Fractional shares, also valued on the date of distribution, will be paid in cash.

         If an Eligible Director should fail to give the Secretary instructions as to the type of distribution preferred, his or her Account funds will be distributed as a single payment as soon as practicable following the date on which he or she ceases to hold office as a Director of the Company.

Section 11.       Acceleration of Account Distribution Due to Unforeseeable
-----------       ---------------------------------------------------------
                  Emergency.
                  ----------

         An Eligible Director will be permitted to receive distribution of all or a portion of his or her Account funds if the Committee determines that an unforeseeable emergency has occurred. An unforeseeable emergency is one that is caused by an event beyond the Eligible Director's control and that would cause severe financial hardship to him or her if the distribution of all or a portion of his or her

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Account funds were not approved. Any distribution approved under this provision shall be limited to the amount deemed necessary to meet the emergency.

Section 12.       Death of Eligible Director; Distribution of Account Balance.
-----------       ------------------------------------------------------------

         In the event of the death of an Eligible Director before he or she has received full distribution of his or her Account, the value of the Account balance remaining to be distributed shall be determined as of the Valuation Date coincident with or immediately following the Eligible Director's death. The Account balance shall, as soon as practicable, be distributed in a single payment to the beneficiary or beneficiaries designated by the Eligible Director. In the event that an Eligible Director has failed to name a beneficiary, his or her Account balance shall be distributed to his or her estate.

Section 13.       Eligible Directors' Rights Unsecured.
-----------       -------------------------------------

         This Plan is deemed unfunded for tax purposes and is not governed by the Employee Retirement Income Security Act of 1974. Consequently, for purposes of this Plan, no assets shall be segregated and placed beyond the reach of the Company's general creditors. The right of an Eligible Director to receive future installments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. Accordingly, the Eligible Directors will have the status of general unsecured creditors of the Company, and the Plan constitutes a mere promise by the Company to make Account distributions in the future.

Section 14.       Assignability.
-----------       --------------

         The right of the Eligible Director, or of his or her beneficiary, to receive distribution of Account funds pursuant to the provisions of this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Eligible Director, or of his or her beneficiary, except by will or by the laws of descent and distribution.

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Section 15.       Amendment.
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         This Plan may at any time or from time to time be amended, modified or terminated by the Directors or the Executive Committee of the Directors of the Company. No amendment, modification or termination shall adversely affect existing accruals in an Eligible Director's Account, without his or her consent.


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